Filed Pursuant to Rule 424(b)(3)
Registration No. 333-196950

Prospectus

RICEBRAN TECHNOLOGIES

2,937,256
Common Stock

This prospectus covers the sale or other disposition from time to time of up to 2,937,256 shares of our common stock, including 1,756,689 shares issuable upon exercise of a warrant, by the selling stockholders identified in this prospectus, including their transferees, pledgees, donees or successors.  The selling stockholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

We are not offering any shares of our common stock for sale under this prospectus. We will not receive any of the proceeds from the sale or other disposition of the shares of our common stock by the selling stockholder, other than any proceeds from the cash exercise of the warrant to purchase shares of our common stock.

Our common stock is listed on the NASDAQ Capital Market under the symbol “RIBT”.  On June 19, 2014, the last reported sale price of our common stock was $5.87 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS.  YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED HEREIN AND IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2013 AS WELL AS OUR SUBSEQUENTLY FILED PERIODIC AND CURRENT REPORTS, WHICH WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AND ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 20, 2014.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus and in any prospectus supplement we may file constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements relate to future events concerning our business and to our future revenues, operating results and financial condition.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “forecast,” “predict,” “propose,” “potential” or “continue,” or the negative of those terms or other comparable terminology.

Any forward looking statements contained in this prospectus or any prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events.  Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results or financial condition will improve in future periods are subject to numerous risks.  There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements.  These important factors include those that we discuss under the heading “Risk Factors” and in other sections of our Annual Report on Form 10-K for the year ended December 31, 2013 and our Form 10-Q for the quarterly period ended March 31, 2014, all filed with the Securities and Exchange Commission (SEC), as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus.  You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference into this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents we incorporate by reference into this prospectus.  If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration or continuous offering process.

You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find Additional Information” and “Incorporation of Information by Reference” in this prospectus.

You should rely only on the information provided in this prospectus or documents incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. This prospectus covers offers and sales of our common stock only in jurisdictions in which such offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

In this prospectus, we refer to RiceBran Technologies as “we,” “us,” “our,” the “Company” or “RBT.” You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus.  We have not authorized anyone to provide you with different information.  No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

ABOUT RICEBRAN TECHNOLOGIES

We are a human food ingredient, nutritional supplement and animal nutrition company focused on value-added processing and marketing of healthy, natural and nutrient dense products derived from raw rice bran, an underutilized by-product of the rice milling industry.  Using our bio-refining business model, we apply our proprietary and patented technologies and intellectual properties to convert raw rice bran into numerous high value products including stabilized rice bran (SRB), rice bran oil, defatted rice bran, RiBalance (a complete rice bran nutritional package derived from further processing of SRB), RiSolubles (a highly nutritious, carbohydrate and lipid rich fraction of SRB), RiFiber (a fiber rich derivative of SRB), ProRyza rice bran protein-based products and a variety of other valuable derivatives extracted from these core products.  Our target markets are natural food, functional food, nutraceutical supplement and animal nutrition manufacturers, wholesalers and retailers, both domestically and internationally.

We were founded in 1998, and our principal executive offices are located at 6720 N. Scottsdale Road, Suite 390, Scottsdale, AZ 85253.  Our telephone number is (602) 522-3000.  Our website is located at www.ricebrantech.com.  Information contained on, or that can be accessed through, our website is not part of this prospectus.

PRIVATE PLACEMENT

On March 20, 2014, we entered into a Note and Warrant Purchase Agreement (Purchase Agreement) and a Registration Rights Agreement (Registration Rights Agreement) in connection with a private placement of its securities to certain accredited investors for aggregate gross proceeds of approximately $4,898,649 (approximately $4.3 million after estimated offering expenses).  Pursuant to the Purchase Agreement, the investors purchased (i) an aggregate of $4,898,649 in convertible notes which are convertible into shares of common stock of the Company at a price of $5.25 per share, and (ii) five-year warrants to purchase an aggregate of 1,399,614 shares of common stock at an exercise price of $5.25 per share. On March 20, 2014, our common stock’s closing price was $5.09 per share.

Under the terms of the Purchase Agreement, we could sell additional securities at one or more subsequent closings within sixty days of the initial closing.  On May 19, 2014, the Company sold additional securities under the Purchase Agreement consisting of (i) an aggregate of $1,249,762.50 in convertible notes which are convertible into shares of common stock of the Company at a price of $5.25 per share, and (ii) five-year warrants to purchase an aggregate of 357,075 shares of common stock at an exercise price of $5.25 per share.

The convertible notes had an annual interest rate equal to 5% and automatically converted into shares of our common stock once we obtained shareholder approval to increase the number of authorized shares of common stock to enable the issuance of the shares underlying the convertible notes and the warrants.  On May 30, 2014, all of the convertible notes converted into 1,180,567 shares of common stock of Company.

Pursuant to the Registration Rights Agreement, we are obligated to file a registration statement with the Securities and Exchange Commission within 30 calendar days the date we obtained shareholder approval to increase its authorized shares of common stock, which occurred May 30, 2014, covering the possible resale from time to time in the future of the shares of common stock underlying the convertible notes and the warrants.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (Securities Act), with respect to the securities covered by this prospectus.  This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith.  For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement.  A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room.  The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (Exchange Act) and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC.  Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above.  We maintain a website at http://www.ricebrantech.com.  You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.  Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below, as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 31, 2014 and as amended on April 30, 2014;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 15, 2014;

●	Our Current Reports on Form 8-K filed with the SEC on January 7, 2014, January 10, 2014, March 21, 2014, May 21, 2014, June 3, 2014, June 13, 2014 and June 20, 2014; and

●	Our definitive proxy statement on Schedule 14A filed on April 18, 2014 for our special meeting of shareholders held on May 30, 2014 and our definitive proxy statement on Schedule 14A Filed on July 1, 2014 for our annual meeting of shareholders to be held on August 19, 2014.

Additionally, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after (i) the date of the initial registration statement and prior to effectiveness of the registration statement; and (ii) the date of this prospectus and prior to the termination or completion of this offering, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.  Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents.  Requests for such copies should be directed to our Corporate Secretary at 6720 N. Scottsdale Road, Suite # 390, Scottsdale, AZ, Telephone (602) 522-3000.

RISK FACTORS

An investment in our common stock involves risks. Prior to making a decision about investing in our common stock, you should consider carefully the risks together with all of the other information contained or incorporated by reference in this prospectus, including any risks described in the section entitled “Risk Factors” contained in any supplements to this prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in our subsequent filings with the SEC. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.  Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

SELLING STOCKHOLDERS

The following table identifies the Selling Stockholders, as of June 20, 2014, and indicates certain information known to us with respect to (i) the number of common shares beneficially owned by the Selling Stockholder, (ii) the number of common shares that may be offered for the Selling Stockholder’s account, and (iii) the number of common shares and percentage of outstanding common shares to be beneficially owned by the Selling Stockholders assuming the sale of all of the common shares covered hereby by the Selling Stockholders.  The term "beneficially owned" means common shares owned or that may be acquired within 60 days.  Shares of common stock that are issuable upon the exercise of outstanding options, warrants, convertible securities or other purchase rights, to the extent exercisable within 60 days of the date of this Prospectus, are treated as outstanding for purposes of computing each Selling Stockholder's percentage ownership of outstanding shares.  The Selling Stockholders may sell some, all, or none of our common shares.

	Shares Beneficially Owned Prior to Offering		Shares to be Offered	Shares Beneficially Owned After Offering
Name of Selling Stockholder	Number	Percentage	Number	Number	Percentage

Murray Faber (1)	14,549	*	12,549	2,000	*
Redwood Partners II, LLC (2)	25,097	*	25,097	-	-
Stephen D. Baksa 2012 Trust FBO Sarah E Marra (3)	47,804	*	47,804	-	-
Larry Horn (4)	100,307	1.56%	100,307	-	-
Erich Lempin and Mary Lempin JTWROS (5)	12,549	*	12,549	-	-
John Compton (6)	25,097	*	25,097	-	-
Noel Fleisher (7)	14,549	*	12,549	-	-
Paul Petrino and Carol A Reinbold JTWROS (8)	34,097	*	25,097	9,000	*
Robert Savoca and Marianna Savoca JTWROS (9)	14,549	*	12,549	-	-
Razlee Security Ltd (10)	50,195	*	50,195	-	-
Ziv Tavor & Esther Tavor (11)	12,549	*	12,549	-	-
Leon Recanati (12)	150,419	2.33%	150,419	-	-
Benjamin and Einat Schnaider (13)	50,195	*	50,195	-	-
AIGH Investment Partners LLC (14)	23,903	*	23,903	-	-
AIGH Investment Partners LP (15)	325,290	4.99%	325,290	325,290	4.99%
Edmund J. Agresta (16)	12,549	*	12,549	-	-
Joshua Hirsch (17)	23,903	*	23,903	-	-
Michael F. Colagiovanni (18)	12,549	*	12,549	-	-
Aaron Martin (19)	11,951	*	11,951	-	-
Tallie Taylor (20)	27,607	*	27,607	-	-
J. Victor Samuels & Barbara G. Samuels Jt. Ten. (21)	150,584	2.34%	150,584	-	-
Hershel Berkowitz (22)	23,903	*	23,903	-	-
H. Benjamin Samuels (23)	12,549	*	12,549	-	-
Paul Matusow (24)	25,097	*	25,097	-	-
Stephen D. Baksa (25)	327,863	4.99%	94,220	296,190	4.47%
Edward M. Giles (26)	105,408	1.64%	105,408	-	-
Stephen P. Sims/Clauda Sims (27)	12,549	*	12,549	-	-
Nathan Ron Lawyers Co. (28)	14,799	*	12,549	-	-
Estate of Robert Frank Jurgensmeyer (29)	50,195	*	50,195	-	-
Leonard M. Schiller (30)	43,858	*	43,858	-	-
Carl W. Grover (31)	149,513	1.85%	119,513	30,000	*
Marc Nucatelli (32)	66,691	1.03%	66,691	-	-
Dillon Hill Investment Company, LLC (33)	100,060	1.55%	100,060	-	-
Peter Sherman (34)	47,805	*	47,805	-	-
David L. Berkey (35)	12,549	*	12,549	-	-
Jeremy Samuels (36)	12,549	*	12,549	-	-
Alon Gibli (37)	123,907	1.61%	103,907	20,000	*
Gerry Adest (38)	12,549	*	12,549	-	-
Vincent Iannelli (39)	12,549	*	12,549	-	-
Kenneth Beckerman (40)	12,549	*	12,549	-	-
John Heinzl (41)	18,803	*	18,803	-	-
Harry A Olivar Jr.Trust B UAD 12/01/97 (42)	12,549	*	12,549	-	-
Thomas Iannelli (43)	12,549	*	12,549	-	-
Ascendant Partners, LLC (44)	86,237	1.33%	50,112	36,125	*
Dillon Hill Capital, LLC (45)	239,026	3.71%	239,026	-	-
Robert Dziedzic (46)	6,254	*	6,254	-	-
Anson Investments Master Fund LP (47)	50,030	*	50,030	-	-
Iroquois Master Fund Ltd. (48)	37,523	*	37,523	-	-
Cranshire Capital Master Fund, Ltd. (49)	37,523	*	37,523	-	-
Samuel Nebenzahl (50)	75,045	1.16%	75,045	-	-
Maxim Partners LLC (51)	93,845	1.44%	93,845	-	-

*	Less than 1%

(1)	Includes 8,500 shares underlying warrants
(2)	Includes 15,000 shares underlying warrants. Michael Schwartz has disposition and voting control for Redwood Partners II, LLC.
(3)	Includes 28,571 shares underlying warrants. Dolores A. Baksa has disposition and voting control for the Stephen D. Baksa 2012 Trust FBO Sarah E Marra.
(4)	Includes 60,000 shares underlying warrants.
(5)	Includes 7,500 shares underlying warrants.
(6)	Includes 15,000 shares underlying warrants.
(7)	Includes 8,500 shares underlying warrants.

(8)	Includes 21,000 shares underlying warrants.
(9)	Includes 8,500 shares underlying warrants.
(10)	Includes 30,000 shares underlying warrants. Shmuel Zailer has disposition and voting control for Razlee Security Ltd.
(11)	Includes 7,500 shares underlying warrants.
(12)	Includes 90,000 shares underlying warrants.
(13)	Includes 30,000 shares underlying warrants.
(14)	Includes 14,286 shares underlying warrants. Orin Hirschman has disposition and voting control for AIGH Investment Partners LLC.
(15)	Includes 37,000 shares underlying warrants. Orin Hirschman has disposition and voting control for AIGH Investment Partners LP. The warrants issued to the selling shareholder contain a blocker limiting exercises to 4.99% of our outstanding shares of common stock. Therefore, the number of shares beneficially owned by the selling shareholder has been limited to 4.99% in the table.
(16)	Includes 7,500 shares underlying warrants.
(17)	Includes 14,286 shares underlying warrants.
(18)	Includes 7,500 shares underlying warrants.
(19)	Includes 7,143 shares underlying warrants.
(20)	Includes 16,500 shares underlying warrants.
(21)	Includes 90,000 shares underlying warrants.
(22)	Includes 14,286 shares underlying warrants.
(23)	Includes 7,500 shares underlying warrants.
(24)	Includes 15,000 shares underlying warrants.
(25)	Includes 90,000 shares underlying warrants. The warrants issued to the selling shareholder contain a blocker limiting exercises to 4.99% of our outstanding shares of common stock. Therefore, the number of shares beneficially owned by the selling shareholder has been limited to 4.99% in the table.
(26)	Includes 63,000 shares underlying warrants.
(27)	Includes 7,500 shares underlying warrants.
(28)	Includes 7,500 shares underlying warrants. Nathan Ron has disposition and voting control for Nathan Ron Lawyers Co.
(29)	Includes 30,000 shares underlying warrants. Ruth C. Jurgensmeyer is the executor of the Estate of Robert Frank Jurgensmeyer and has disposition and voting control of the estate.
(30)	Includes 26,250 shares underlying warrants.
(31)	Includes 101,430 shares underlying warrants.
(32)	Includes 39,897 shares underlying warrants.
(33)	Includes 60,000 shares underlying warrants. Bruce Grossman has disposition and voting control for Dillon Hill Investment Company, LLC.
(34)	Includes 28,572 shares underlying warrants.
(35)	Includes 7,500 shares underlying warrants.
(36)	Includes 7,500 shares underlying warrants.
(37)	Includes 62,250 shares underlying warrants.
(38)	Includes 7,500 shares underlying warrants.
(39)	Includes 7,500 shares underlying warrants.
(40)	Includes 7,500 shares underlying warrants.
(41)	Includes 11,250 shares underlying warrants.
(42)	Includes 7,500 shares underlying warrants. Harry A. Olivar Jr. has disposition and voting control for the Harry A Olivar Jr.Trust B UAD 12/01/97.
(43)	Includes 7,500 shares underlying warrants.
(44)	Includes 47,000 shares underlying warrants. Richard Galterio has disposition and voting control for Ascendant Partners, LLC.
(45)	Includes 142,860 shares underlying warrants. Bruce Grossman has disposition and voting control for Dillon Hill Capital, LLC.
(46)	Includes 3,750 shares underlying warrants.
(47)	Includes 30,000 shares underlying warrants. Moez Kassam has disposition and voting control for Anson Investments Master Fund LP.
(48)	Includes 22,500 shares underlying warrants. Iroquois Capital Management L.L.C. (Iroquois Capital) is the investment manager of Iroquois Master Fund, Ltd (IMF). Consequently, Iroquois Capital has voting and investment discretion over securities held by IMF. As managing members of Iroquois Capital, Joshua Silverman and Richard Abbe make voting and investment decisions on behalf of Iroquois Capital in it capacity as investment manager to IMF. As a result of the foregoing, Mr. Silverman and Mr. Abbe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by IMF.
(49)	Includes 22,500 shares underlying warrants. Cranshire Capital Advisors, LLC (CCA) is the investment manager of Cranshire Capital Master Fund, Ltd. (Cranshire Master Fund) and has voting control and investment discretion over securities held by Cranshire Master Fund. Mitchell P. Kopin, the president, the sole member and the sole member of the Board of Managers of CCA, has voting control over CCA. As a result, each of Mr. Kopin and CCA may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by Cranshire Master Fund. CCA is also the investment manager for managed accounts for Equitec Specialists, LLC (Equitec) and CCA has voting control and investment discretion over securities held in the managed accounts for Equitec. Mr. Kopin, the president, the sole member and the sole member of the Board of Managers of CCA, has voting control over CCA. As a result, each of Mr. Kopin and CCA also may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of an additional 35,000 shares of common stock of the issuer, consisting of (i) 25,000 shares of common stock that are issuable upon exercise of warrants held by Cranshire Master Fund and (ii) 10,000 shares of common stock that are issuable upon exercise of warrants held owned by Equitec.
(50)	Includes 45,000 shares underlying warrants.
(51)	Includes 93,845 shares underlying warrants. Michael Rabinowitz has disposition and voting control for Maxim Partners LLC. Maxim Partners, LLC is an affiliate of a broker dealer and received the warrants exercisable for the shares of our common stock they are offering for resale in this prospectus as placement agent compensation in connection with our private placement offering of convertible notes and warrants which closed on March 20, 2014 and May 19, 2014.

DESCRIPTION OF OUR COMMON STOCK

The selling stockholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.  This prospectus provides you with a general description of the common stock the selling shareholders may offer.

The description below of our capital stock and provisions of our articles of incorporation and bylaws are summaries and are qualified by reference to the articles of incorporation and the bylaws.  These documents are filed as exhibits to the registration statement of which this prospectus is a part.

Our authorized capital stock consists of 25,000,000 shares of common stock, no par value, and 20,000,000 shares of Preferred Stock, no par value, of which 3,000,000 shares are designated Series A Preferred Stock, 25,000 shares are designated Series B preferred Stock, 25,000 shares are designated Series C Preferred Stock, 10,000 shares are designated Series D Preferred Stock and 2,743 shares are designated Series E Preferred Stock. As of June 20, 2014, there were 6,445,306 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon the closing of this offering will be fully paid and nonassessable.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders.  Under certain circumstances, California law permits the holders of our common stock to cumulate their votes for the election of directors, in which case holders of less than a majority of the outstanding shares of our common stock could elect one or more of our directors. Holders of our common stock have no preemptive, subscription, or redemption rights. The outstanding shares of common stock are fully paid and nonassessable. The rights and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of preferred stock that we may designate and issue in the future.

Effect of Certain Provisions of our Articles of Incorporation and Bylaws

Our articles of incorporation and bylaws contain certain provisions that could make the following transactions more difficult:

•	acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and to promote stability in our management.  These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

•	Undesignated Preferred Stock. The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

•	Shareholder Meetings. Our bylaws provide that a special meeting of shareholders may be called only by the President or by the board of directors or the Chairman of the Board or by one or more shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

•	Requirements for Advance Notification of Shareholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors.

•	Board of Directors Vacancies. Under our bylaws, any vacancy on the board of directors, including a vacancy resulting from an enlargement of the board of directors, may only be filled by vote of a majority of the remaining directors. The classification of the board of directors and the limitations on the removal of directors and filling of vacancies would have the effect of making it more difficult for a third party to acquire control of us, or of discouraging a third party from acquiring control of us.

•	Board of Directors Size. Within the range specified by our bylaws, our board of directors determines the size of our board and may create new directorships and elect new directors, which may enable an incumbent board to maintain control by adding directors.

•	Indemnification. Our articles of incorporation and our bylaws, as amended, provide that we will indemnify officers and directors against losses as they incur in investigations and legal proceedings resulting from their services to us, which may include service in connection with takeover defense measures.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “RIBT”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

USE OF PROCEEDS

We will not receive any of the proceeds from any sale or other disposition of the common stock covered by this prospectus. We will receive proceeds upon the cash exercise of the warrant for which underlying shares of common stock are being registered hereunder. Assuming full cash exercise of the warrants at the exercise price of $5.25 per underlying share of common stock, we will receive proceeds of approximately $9.2 million. We currently intend to use the cash proceeds from any warrant exercise for working capital and general corporate purposes. We may also use a portion of the cash proceeds to acquire or invest in complementary businesses, technologies, product candidates, or other intellectual property, although we have no present commitments or agreements to do so. The amount and timing of our actual use of proceeds may vary significantly depending upon numerous factors, including the actual amount of proceeds we receive and the timing of when we receive such proceeds. In addition, the terms of the warrant provide that it may be exercised on a cashless basis if at the time of exercise, the shares of common stock underlying the warrant are not subject to a registration statement or there has been a failure to maintain the effective registration of such shares. We will not receive any cash proceeds as a result of warrant that are exercised on a cashless basis pursuant to such terms of the warrant.

PLAN OF DISTRIBUTION

A selling stockholder of the securities offered by this prospectus and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the securities covered hereby on the NASDAQ Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker‑dealer solicits purchasers;

•	block trades in which the broker‑dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker‑dealer as principal and resale by the broker‑dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker‑dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440, and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume.  The selling stockholder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.  The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  The selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.  The Company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the selling stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling stockholder.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect, or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholder or any other person.  We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

Weintraub Tobin Chediak Coleman Grodin Law Corporation will pass upon legal matters in connection with the validity of the common stock offered hereby.

EXPERTS

The consolidated financial statements as of December 31, 2013 and 2012 and for each of the two years in the period ended December 31, 2013 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Except as noted below, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Weintraub Tobin Chediak Coleman Grodin Law Corporation owns 5,000 shares of our common stock.  In addition, Weintraub Partners LP, a partnership formed by certain shareholders at Weintraub Tobin Chediak Coleman Grodin Law Corporation owns 84,620 shares of our common stock.